SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	November 14, 2005
Strategic Hotel Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)          On November 16, 2005, Strategic Hotel Capital, Inc. (the "Company") announced the appointment of Jayson C. Cyr as Senior Vice President - Administration, effective as of November 14, 2005. For the past year, Mr. Cyr, age 57, has served as an independent financial consultant to the Company overseeing internal audit and efforts to comply with Sarbanes-Oxley. From 2000 to 2004, Mr. Cyr served as the Senior Vice President - Finance for the Company's predecessor, where he served as chief accounting officer. From 1998 to 2000, Mr. Cyr served as Vice President - Controller for the Company's predecessor. Prior to that, Mr. Cyr served for four years at Security Capital Group ("SCG") as chief accounting officer for SCG's initial public offering and supervised all financial reporting duties. Previously, Mr. Cyr was with Lincoln Property Company where he served as Controller.

Mr. Cyr is compensated on the basis of a base salary of $210,000 and is eligible for annual discretionary bonuses. He participates in the Company's stock incentive plan and benefit plans at a level commensurate with his position. A copy of the press release relating to the appointment of Mr. Cyr as Senior Vice President - Administration is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits
(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 16, 2005

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTEL CAPITAL, INC.

November 17, 2005	By:	/s/ Monte J. Huber
Name:	Monte J. Huber
Title:	Vice President, Controller and Treasurer

2